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                              Telco Systems, Inc.

                         Subsidiaries of the Registrant

        NAME                                JURISDICTION INCORPORATED
--------------------------                  -------------------------

Telco Security Corporation                         Massachusetts

Telco Systems, Ltd.                                United Kingdom

Telco Systems Asia/Pacific                         Hong Kong

TSI Exports, Ltd.                                  Barbados

Telco Indemnity, Ltd.                              Bermuda


                                  Exhibit 22.1



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